Exhibit 5.2

Troutman Pepper Locke LLP Suite 400, 301 Carnegie Center Princeton, NJ 08540-6227
troutman.com

February 11, 2026

Johnson & Johnson

One Johnson & Johnson Plaza

New Brunswick, NJ 08933

Ladies and Gentlemen:

We have acted as local New Jersey counsel to Johnson & Johnson, a New Jersey corporation (the “Company”), in connection with the filing on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer, issuance and/or sale from time to time of an indeterminate amount of unsecured debt securities (the “Debt Securities”).

In our capacity as such local New Jersey counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following, each dated of even date herewith unless otherwise noted (each, individually a “Document” and collectively the “Documents”):

(i)

the Indenture, dated as of September 15, 1987 (the “Base Indenture”), by and between the Company and Harris Trust and Savings Bank, as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture, dated as of September 1, 1990, by and between the Company and the Trustee (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of November 9, 2017, by and between the Company and the Trustee (the “Second Supplemental Indenture” and with the Base Indenture and the First Supplemental Indenture, the “Indenture”);

(ii)	the documents listed on Schedule I hereto (collectively, the “Entity Documents” and each, an “Entity Document”) for the Company as listed on Schedule I; and

(iii)	an Opinion Backup Certificate dated the date hereof delivered by an officer of the Company on the date hereof (the “Officer’s Certificate”).

We have also examined originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth, including (i) the Restated Certificate of Incorporation of the Company filed with the New Jersey Division of Revenue & Enterprise Services (the “Division”) on February 19, 2016, as amended by that certain Certificate of Amendment to the Certificate of Incorporation filed with the Division on April 30, 2020 (collectively, the “Restated Certificate of Incorporation”), and the Amended and Restated By-Laws of the Company, as amended effective April 25, 2024 and certified by the Secretary of the Company (as amended, the “By-Laws”), and (ii) the resolutions of the Board of

February 11, 2026 Page 2

Directors of the Company with respect to the Registration Statement as certified by the Secretary of the Company, and a standing certificate issued by the Division on February 9, 2026 with respect to the standing of the Company under the New Jersey Business Corporation Act (the “Standing Certificate”). In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

As to certain factual matters, we have, with your consent, examined and relied upon the Officer Certificate and the representations and warranties of the Company in the Prospectus contained in the Registration Statement. Our opinions in Paragraph 1 hereof are based solely on the Standing Certificate (as defined in Schedule I hereto) and the Entity Documents. With respect to the Standing Certificate, we have assumed that there have been no changes to the matters set forth on the Standing Certificate between the date thereon and the date of this opinion letter. We have not undertaken any independent investigation to verify the accuracy, completeness or authenticity of any such certificates or representations and warranties.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the due execution and delivery of the Registration Statement by the Company and the due authorization, execution and delivery of the Indenture by the Trustee.

We do not express any opinion herein concerning any law other than the New Jersey Business Corporation Act and the federal laws of the United States. We are not opining on “blue sky” or other state securities laws. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We understand that you have or will receive a written opinion from Weil, Gotshal & Manges LLP of even date herewith as primary counsel to the Company in connection with the Registration Statement, Debt Securities (as such term is given meaning under the Registration Statement) and related documents, instruments and agreements (the “Additional Opinion”). We express no opinion on the matters covered by the Additional Opinion including that the Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. We have assumed the accuracy and correctness of all matters covered in the Additional Opinion.

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In connection with giving this opinion letter, we have assumed that:

A.

each certificate issued by any government official, office or agency concerning a party’s property or status is accurate, complete and authentic and that all official public records are accurate and complete; and

B.	the Base Indenture as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture is in full force and effect.

Based on the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of the opinion that as of the date hereof:

1.	The Company is a corporation validly existing under the laws of the State of New Jersey.

2.

The Company has the corporate power to execute, deliver and perform its obligations under the Indenture, and has duly taken or caused to be taken all necessary action to authorize the execution, delivery and performance of such Indenture.

3.	The Indenture has been duly authorized, executed and delivered on behalf of the Company.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention, and we disavow any undertaking to advise you of any changes in law or facts.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Schedule I

Entity Documents

1.	a copy of the Restated Certificate of Incorporation of the Company as certified as being in effect on the date hereof by an officer of the Company;

2.	a copy of the By-Laws of the Company, as incorporated by reference into the Registration Statement and as further certified as being in effect on the date hereof by an officer of the Company;

3.	the Standing Certificate; and

4.

the resolutions of the Board of Directors of the Company in connection with the Registration Statement and certified by an officer of the Company as being in effect on the date hereof and not amended or rescinded.